Exhibit 10.5

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                             FANLINK NETWORKS, INC.
             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                December 5, 2000

                             FANLINK NETWORKS, INC.
             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

            This SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 5th day of December, 2000, by and among Fanlink Networks, Inc. a Delaware corporation (the "Company"), Planet Zanett Corporate Incubator, Inc., a Delaware corporation ("Planet Zanett"), and certain other investors, severally and not jointly, listed on Schedule A hereto. Planet Zanett and each other investor are collectively referred to herein as the "Investors" and each, as an "Investor."

            THE PARTIES HEREBY AGREE AS FOLLOWS:

      1. Purchase and Sale of Stock.

      1.1 Sale and Issuance of Series A Convertible Preferred Stock.

            (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the First Tranche Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (respectively, the "Restated Certificate").

            (b) On or prior to the First Tranche Closing (as defined below), the Company shall have authorized (i) the sale and issuance to the Investors of the Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the "Series A Preferred"), and (ii) the issuance and reservation of the shares of common stock of the Company, par value $0.001 per share ("Common Stock") to be issued upon the conversion of the Series A Preferred. The Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

            (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Investor:

                  (i) at the First Tranche Closing, 33.5% of the number of shares of the Series A Preferred set forth opposite such Investor's name on Schedule A hereto, at a purchase price of $1.03298 per share;


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                  (ii) at the Second Tranche Closing (as such term is defined in this Agreement), provided that (A) the Company has achieved, on or before February 5, 2001, the milestones set forth in Schedule C relating to such Second Tranche Closing as certified by the Company's Chief Executive Officer and approved by the Board of Directors of the Company (the "Second Tranche Milestone"), (B) no material adverse change in the Company's financial condition or business prospects has occurred since the date of the First Tranche Closing,
(C) the Investors shall have completed and been satisfied with the results of legal, business, environmental, financial insurance and accounting due diligence review of the Company concerning the period between the date of the First
Tranche Closing Date and the date of the Second Tranche Closing, and (D) the Company elects, at its sole discretion, to accept an investment from the Investors at the Second Tranche Closing, 33.7% of the number of shares of the Series A Preferred set forth opposite such Investor's name on Schedule A hereto, at a purchase price of $1.03298 per share; and

                  (iii) at the Final Tranche Closing (as such term is defined in this Agreement), provided that (A) the Company has achieved, on or before April 5, 2001, the milestones set forth in Schedule C relating to such Final Tranche Closing as certified by the Company's Chief Executive Officer and approved by the Board of Directors of the Company (the "Final Tranche Milestone"), (B) no material adverse change in the Company's financial condition or business prospects has occurred since the date of the First Tranche Closing, (C) the Investors shall have completed and been satisfied with the results of legal, business, environmental, financial insurance and accounting due diligence review of the Company concerning the period between the date of the Second Tranche Closing and the date of the Final Tranche Closing, and (D) the Company elects, at its sole discretion, to accept an investment from the Investors at the Final Tranche Closing, 32.8% of the number of shares of the Series A Preferred set forth opposite such Investor's name on Schedule A hereto, at a purchase price of $1.03298 per share.

            (d) Notwithstanding the foregoing conditions to the purchase of Series A Preferred, any Investor may elect to purchase, on any Closing Date, the total number of shares of Series A Preferred set forth opposite such Investors name on Schedule A hereto.

            (e) Notwithstanding the foregoing, the Company, at its sole discretion, shall have the right to accept or reject any investment from the Investors at the Second Tranche Closing and the Final Tranche Closing.

      1.2 First Tranche Closing. The purchase and sale of 33.5% of the Series A Preferred shall take place on or about December 1 2000, at the offices of Kelley Drye & Warren LLP ("KDW"), 101 Park Avenue, New York, New York 10178 (which time and place are designated as the "First Tranche Closing"). At the First Tranche Closing, the Company shall deliver to each Investor certificates representing the Series A Preferred that such Investor is purchasing against payment of the purchase price therefor by check or wire transfer.

      1.3 Second Tranche Closing. Provided that on or before the date that is sixty (60) days after the date of the First Tranche Closing, each of the conditions set forth in Section 1.1(c)(ii) and Article


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4 hereof to the obligations of the Investors has been satisfied by the Company or waived by the Investors, the purchase and sale of 33.7% of the Series A Preferred shall take place at the offices of KDW on or before the date that is seventy-five (75) days after the First Tranche Closing (which time and place are designated as the "Second Tranche Closing"). At the Second Tranche Closing, the Company shall deliver to each Investor certificates representing the Series A Preferred that such Investor is purchasing against payment of the purchase price therefor by check or wire transfer.

      1.4 Final Tranche Closing. Provided that on or before the date that is one hundred twenty (120) days after the date of the First Tranche Closing, each of the conditions set forth in Section 1.1(c)(iii) and Article 4 hereof to the obligations of the Investors, has been satisfied by the Company or waived by the Investors, the purchase and sale of 32.8% of the Series A Preferred shall take place at the offices of KDW on or before the date that is one hundred thirty-five (135) days after the date of the First Tranche Closing (which time and place are designated as the "Final Tranche Closing"). At the Final Tranche Closing, the Company shall deliver to each Investor certificates representing the Series A Preferred that such Investor is purchasing against payment of the purchase price therefor by check or wire transfer.

      1.5 Additional Closings. Notwithstanding any provision of this Agreement, at additional closings (the "Additional Closings") to be held on or before December 31, 2000, the Company may issue up to 3,547,890 additional shares of such Series A Preferred. Such issuance shall be on substantially the same terms and conditions as herein set forth (including, but not limited to, the same purchase price per share) to certain additional purchasers listed on addenda to Schedule A hereto. Such additional purchasers shall add their signatures to the signature pages hereto, shall purchase said additional shares by check or wire transfer payable to the order of the Company and, subject to the terms and conditions of this Agreement (other than this provision for Additional Closings) shall be included in the term "Investors" as used herein.

      2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions attached hereto as Schedule B (the "Schedule of Exceptions") furnished to each Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder:

      2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on its business or properties.

      2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the First Tranche Closing, of:


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            (a) Series A Preferred Stock. 5,000,000 shares of Preferred Stock, of which 5,000,000 shares have been designated Series A Preferred Stock, none of which are issued and outstanding, and up to 5,000,000 of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Restated Certificate.

            (b) Common Stock. 50,000,000 shares of Common Stock, of which 9,516,925 shares have been issued and are outstanding, in addition to which 2,100,000 shares are reserved for issuance pursuant to grants of options to be issued by the Company.

            (c) The outstanding shares of Common Stock are owned by the stockholders and in the numbers specified in Exhibit C hereto.

            (d) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act"), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

            (e) Except for (A) the conversion privileges of the Series A Preferred to be issued pursuant to this Agreement, (B) shares of Common Stock which have been reserved for purchase upon exercise of options granted or to be granted to employees, management and other service providers pursuant to the Company's 2000 Stock Option/Stock Issuance Plan (the "2000 Stock Option Plan") and (C) 57,500 shares of Common Stock reserved for issuance pursuant to warrants granted to Ivan Parra, 20,000 shares of Common Stock reserved for issuance pursuant to warrants granted to Mike Diehr and the rights to purchase shares of the Series A Preferred under this Agreement at the Second Tranche Closing and the Final Tranche Closing, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

      2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

      2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Stockholders Agreement (as defined in this Agreement) and the Investors' Rights Agreement (as defined in this Agreement), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Preferred being sold hereunder and the Common Stock issuable upon conversion of the


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Series A Preferred has been taken or will be taken prior to the First Tranche
Closing, and this Agreement, the Stockholders Agreement and the Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

      2.5 Valid Issuance of Preferred Stock and Common Stock. The Series A Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Stockholders Agreement, and the Investors' Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Stockholders Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.

      2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Certificate with the Secretary of State of Delaware; and (ii) such other filings as may be required by state law.

      2.7 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series A Preferred as contemplated by this Agreement is exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

      2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, the Stockholders Agreement or the Investors' Rights Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.


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      2.9 Compliance with Other Instruments. The Company is not in violation or default in any material respect of any provision of its Restated Certificate or its By-laws, which are attached hereto as Exhibit A and Exhibit D, respectively, or in any material respect of any mortgage, indenture, agreement, instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal, state or local statute, rule or regulation applicable to the Company the non-compliance with which or violation of which would have a material adverse effect on the assets, conditions, affairs or prospects of the Company, financially or otherwise. The execution, delivery and performance of this Agreement, the Stockholders Agreement and the Investors' Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under or violation of any such provision, instrument, mortgage, indenture, agreement, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

      2.10 Agreements; Action.

            (a) Except for agreements explicitly referred to herein, the Stockholders Agreement or in the Investors' Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof, except as such are listed on Schedule 2.10 of the Schedule of Exceptions.

            (b) Except as listed on Schedule 2.10 of the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000.

            (c) Except as listed on Schedule 2.10 of the Schedule of Exceptions, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock,
(ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (d) For the purposes of Sections 2.10(b) and 2.10(c) hereof, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such Sections.


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            (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under the Restated Certificate or its By-laws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

      2.11 Related-Party Transactions. No employee, officer, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own less than a five percent (5%) equity interest in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any contract with the Company.

      2.12 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggy-back registration rights, to any person or entity.

      2.13 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein, the Restated Certificate and By-laws of the Company are in the form previously provided to the Investors.

      2.14 Material Liabilities. The Company has no material liability or obligation, absolute or contingent in excess of $50,000. The Company's liabilities and obligations consist solely of (i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business and that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

      2.15 Employee Benefit Plans. The Company does not have any employee benefit, retirement or welfare plan, including any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

      2.16 Brokers. Except as listed on Schedule 2.16 of the Schedule of Exceptions, the Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

      2.17 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except
(i) such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets; and (ii) statutory liens for payment of current taxes that are not yet


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delinquent. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. Except as listed on Schedule 2.17, no assets or property necessary for the conduct of the Company's business as now conducted and as proposed to be conducted are owned by Skynear Technologies, LLC, a Delaware limited liability company (the "LLC"), and such assets as are listed on Schedule 2.17 shall be transferred to the Company upon dissolution of the LLC in accordance with Section 4.3 of this Agreement.

      2.18 Securities Laws. Based in part upon the representations of the Investors contained in Section 3 hereof, no consent, authorization, approval, permit or order of or filing with any governmental authority is required under current applicable laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Series A Preferred, other than the filing of Form D in accordance with Regulation D under the Act and the qualification thereof under applicable state securities laws, which qualification has been or will be effected as a condition of these sales. The Company has not, directly or through an agent, offered the Series A Preferred or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than the Investors and other "accredited investors" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). Under the circumstances contemplated by this Agreement and assuming the accuracy of the representations of the Investors, the offer, issuance, sale and delivery of the Series A Preferred Stock will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the Act.

      2.19 Disclosure. The Company has not withheld from the Investors any material facts relating to the assets, business, operations, condition (financial or otherwise) or prospects of the Company. No representation or warranty in this Agreement (including the exhibits and schedules hereto) or in any certificate furnished or to be furnished to any Investor pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

      2.20 Employees. To the best of the Company's knowledge, no strike, labor dispute or union organizing activities are pending or threatened. No employees belong to a union or collective bargaining unit. Except as described in Schedule
2.20 of the Schedule of Exceptions, to the best of the Company's knowledge, no officer of the Company or employee of the Company whose annual compensation is in excess of $50,000 has any plans to terminate his or her employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes, with respect to which the failure to comply could reasonably be expected to have a material adverse effect on the assets, condition, affairs or prospects of the Company, and the Company has not encountered any material labor difficulties. The Company does not have any worker's compensation liabilities.


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      2.21 Lock-up Agreements. The Company has obtained from all of the holders of its Common Stock and options to purchase Common Stock lock-up agreements with the Company pursuant to which such holders will agree, if so requested by the Company or any underwriter's representative in connection with a initial public offering of the Company's Common Stock, not to sell or otherwise transfer any securities of the Company during a period of up to one hundred eighty (180) days following the effective date of the registration statement in connection with such offering.

      2.22 Financial Statements; No Material Adverse Changes. The balance sheets and stockholders' equity of the Company as of December 31, 1999, and the statements of income and cash flow of the Company, for the year ended December 31, 1999, copies of which have been furnished to the Investors, or have been made available to the Investors, in each case, present fairly in all material respect the financial position of the Company at such dates and the results of their operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles, consistently applied ("GAAP"). Since December 31, 1999, there has not been any event or condition of any type that has materially and adversely affected the business, properties, prospects or financial condition of the Company.

      2.23 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it. The Company believes it can obtain, without undue burden or expense, each approval necessary for the conduct of its business as planned to be conducted. The Company is not in default under any of such franchises, permits, licenses or other similar authority.

      2.24 Marketing Rights. Except pursuant to contracts listed on Schedule
2.24 of the Schedule of Exceptions, the Company has not granted rights to license, market or sell its products to any other person and is not bound by any agreement that affects the Company's right to license, market or sell its products.

      2.25 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. Such returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company included in the provision for accrued liabilities in the Company's financial statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation pursuant to section 341(f) of the Code, nor has it made any other elections pursuant to the Code that would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. The Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made


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to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

      2.26 Intellectual Property. Except as otherwise disclosed in Schedule 2.26 of the Schedule of Exceptions, Seller is the sole and exclusive owner of all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted (collectively, the "Intellectual Property") without any conflict with or infringement of the rights of others, and except as set forth on such
Schedule 2.26 of the Schedule of Exceptions, no contracts, permits or other rights or licenses have been granted to others with respect to any such intellectual property. Except as listed on Schedule 2.26 of the Schedule of Exceptions, no Intellectual Property necessary for the conduct of the Company's business as now conducted and as proposed to be conducted are owned by the LLC, and such Intellectual Property as is listed on Schedule 2.26 of the Schedule of Exceptions shall be transferred to the Company upon dissolution of the LLC in accordance with Section 4.3 of this Agreement.

      2.27 Environmental Matters. To the best of the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statue, law or regulation.

      3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants that:

      3.1 Authorization. Such Investor has full power and authority to enter into this Agreement, the Stockholders Agreement and the Investors' Rights Agreement, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

      3.2 Purchase Entirely For Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement, such Investor hereby confirms that the Series A Preferred to be received by such Investor and the Common Stock issuable upon conversion and exercise thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any


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contract undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

      3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

      3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred.

      3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

      3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

      3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, and the Investors' Rights Agreement, provided and to the extent this Section and such agreements are then applicable, and:

            (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

            (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

            (c) Notwithstanding the provisions of Sections 3.7(a) and 3.7(b) hereof, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

            (d) Nothing in this Section 3.7 is intended to prevent the holders of the Series A Preferred from transferring shares of such Series A Preferred Stock to affiliates and subsidiaries.

      3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

            (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

            THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 1 2000 BETWEEN FANLINK NETWORKS, INC. AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. NO SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT SHALL BE VALID OR EFFECTIVE UNTIL THE TERMS AND CONDITIONS OF SUCH AGREEMENT HAVE BEEN COMPLIED WITH. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF FANLINK NETWORKS, INC." and

            (b) Any legend required by the laws of any State.

      3.9 Removal of Legends. Any legend endorsed on a certificate evidencing a security shall be removed, and the Company shall issue a certificate without such legend to the holder of such security, if such security is being disposed of pursuant to a registration under the Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of such counsel satisfactory to the Company to the effect that a transfer of such security may be made without such registration. In addition, if the holder of such security delivers to the Company an opinion of counsel that is in form and substance satisfactory to the Company and its counsel to that effect that no subsequent transfer of such security will require registration under the Act, the Company will promptly upon such transfer deliver new certificates evidencing such security that do not bear any legend.

      4. Covenants and Agreements.

      4.1 Key Man Insurance. The Company shall use its best efforts to purchase by or promptly following the First Tranche Closing, and maintain in effect for a period of not less than three (3) years following the date of this Agreement, key man term life insurance policies upon each of Messrs. Robert Thorne and Sven Liden, each in the amount of $1 million.

      4.2 Insurance. As soon as practicable, but in no event later than ninety
(90) days after the First Tranche Closing, the Company shall purchase policies of insurance issued by insurers of recognized responsibility insuring the Company and its properties and business against such losses and risks, and in such amounts as in the Company's best judgment, after advice from its insurance broker and Planet Zanett, are acceptable for the nature and extent of such business and its resources, and shall maintain such insurance policies in effect for so long as the Company shall operate its business.

      4.3 Dissolution of the LLC. As soon as practicable, but in no event later than ninety (90) days after the First Tranche Closing, the Company shall dissolve the LLC, and assign, transfer, or distribute any assets or property listed on Schedule 2.17 of the Schedule of Exceptions, including Intellectual Property listed on Schedule 2.26 of the Schedule of Exceptions, to the Company.

      5. Conditions of Investors' Obligations at Closing. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment on or before each Closing Date, as applicable, for each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

      5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the date of each of the First Tranche Closing, the Second Tranche Closing and the Final Tranche Closing, as the case may be, with the same effect as though such representations and warranties had been made on and as of the date of such First Tranche Closing, Second Tranche Closing and Final Tranche Closing, as the case may be.

      5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of such First Tranche Closing, Second Tranche Closing and Final Tranche Closing, as the case may be.

      5.3 Compliance Certificate. The President of the Company shall deliver to each Investor at each of the First Tranche Closing, the Second Tranche Closing and the Final Tranche Closing, as the case may be, a certificate stating that the conditions specified in Sections 5.1, 5.2 and 5.4 have been fulfilled.

      5.4 Qualifications and Consents. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the First Tranche Closing. All consents that the Company is required to obtain from third parties to enter into the transactions contemplated hereby shall be duly obtained and effective as of each Closing Date.

      5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the First Tranche Closing, the Second Tranche Closing and the Final Tranche Closing, as the case may be, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. This may include, without limitation, good standing certificates and certification by the Company's and any subsidiary's Secretary regarding the Company's and any subsidiary's Certificate of Incorporation and By-laws and Board of Directors and Stockholders resolutions relating to this transaction.

      5.6 Opinion of Company Counsel. Each Investor shall have received from Brobeck, Phleger & Harrison, LLP, counsel to the Company, an opinion, dated as of the First Tranche Closing, in the form attached hereto as Exhibit E, and shall provide an opinion certifying as to the continuing validity of such opinion dated as of each of the Second Tranche Closing and the Final Tranche Closing.

      5.7 Investors' Rights Agreement. The Company, each Investor and certain stockholders of the Company shall have entered into the Investors' Rights Agreement, substantially in the form attached as Exhibit B (the "Investors' Rights Agreement").

      5.8 Stockholders Agreement. The Company, each Investor and certain stockholders of the Company shall have entered into the Stockholders Agreement, substantially in the form attached as Exhibit F (the "Stockholders Agreement").

      5.9 Employment Agreements; Non-Competition and Confidentiality Provisions. The Company shall have entered (i) into an employment agreement, substantially in the form attached hereto as Exhibit G with its chief executive officer (the "Employment Agreement"); and (ii) into employment agreements with management personnel containing confidentiality and non-competition provisions substantially similar to those contained in the Employment Agreement.

      5.10 Assignment of Intellectual Property. Robert Thorne, in his individual capacity, shall have executed assignments relating to (i) that certain U.S. Patent Application No. 09/553,940, filed on April 21, 2000 by Robert Thorne, titled "Interactive Entertainment Input/ Output Device, System and Process" and
(ii) that certain Trademark Application No. 75/960,842, to the Company, substantially in the forms attached hereto as Exhibit H-1 and H-2 respectively, (each, an "Assignment" and collectively, the "Assignments").

      5.11 Documentation Relating to Thorne Loan. The Company shall have executed a promissory note, substantially in the form attached hereto as Exhibit I, relating to a certain loan made by Robert Thorne to the Company of approximately $68,000 (the "Note").

      5.12 Delivery of Stock Certificates. At the First Tranche Closing, the Second Tranche Closing and the Final Tranche Closing, the Company shall have executed and delivered to each Investor a certificate representing that portion of the number of shares of Series A Preferred required to be delivered in connection with such closing.

      5.13 Closing Certificates.

            (a) Second Tranche. The Company shall issue a Certificate, signed by the Company's Chief Executive Officer and approved by the Board of Directors of the Company, certifying that the Company has met the Second Tranche Milestone on or before February 5, 2000.

            (b) Final Tranche. The Company shall issue a Certificate, signed by the Company's Chief Executive Officer and approved by the Board of Directors of the Company, certifying that the Company has met the Final Tranche Milestone on or before April 5, 2001.

      6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment by the Investor on or before the First Tranche Closing, the Second Tranche Closing and the Final Tranche Closing, as the case may be, of each of the following conditions:

      6.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the date of the First Tranche Closing, the Second Tranche Closing and the Final Tranche Closing, as the case may be, with the same effect as though such representations and warranties had been made on and as of the date of each of the First Tranche Closing, the Second Tranche Closing, and the Final Tranche Closing, as the case may be.

      6.2 Payment of Purchase Price. The Investors shall have delivered their respective pro rata portions of the purchase price specified in Schedule A hereto as required at each of the First Tranche Closing, the Second Tranche Closing and the Final Tranche Closing, respectively.

      6.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the First Tranche Closing.

      7. Miscellaneous.

      7.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive for a period of eighteen (18) months after the Final Tranche Closing the execution and delivery of this Agreement and each of the First Tranche Closing, the Second Tranche Closing and the Final Tranche Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

      7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

      7.4 Consent to Jurisdiction. The parties hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any New York State court for purposes of all legal proceedings arising out of or relating to this agreement. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any proceeding brought in these courts and any claim that any proceeding brought in these courts has been brought in an inconvenient forum.

      7.5 Mutual Waiver of Right to Jury Trial. The parties hereby waive all rights to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies arising under or in connection with this Agreement or any act of the parties in respect of this Agreement; in each of the foregoing cases, whether sounding in contract or tort or otherwise.

      7.6 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      7.8 Notices Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

      7.9 Finders' Fee. Each party represents that it neither is nor will be obligated for any finders' or brokers' fee, or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or brokers' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

            The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' or brokers' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

      7.10 Expenses. Irrespective of whether any of the First Tranche Closing, the Second Tranche Closing or the Final Tranche Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Upon the First Tranche Closing, Second Tranche Closing and Final Tranche Closing, the Company shall pay all reasonable costs and expenses incurred by Planet Zanett, including but not limited to, due diligence expenses and legal fees of counsel selected by Planet Zanett to represent the Investors, which costs and expenses shall not exceed sixty thousand dollars ($60,000) in the aggregate. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement, the Stockholders Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      7.11 Public Announcements. Unless otherwise mutually agreed by the parties hereto: (a) no public announcement will be made concerning the financing transaction embodied by this Agreement and other agreements related hereto, and
(b) neither the Company, its management, employees or any agent thereof will publicly release, or authorize to be publicly released, any information or figures pertaining to the Company to any person or entity, including information about the holders of Series A Preferred or that such persons or entities are holders of the Company's capital stock.

      7.12 Indemnification. In the event the transactions contemplated by this Agreement are consummated, the Company shall, subject to Section 7.12(b), indemnify each Investor and the officers, directors, stockholders, members, partners, employees, agents and Affiliates of each of them, in respect of, and hold each of them harmless from and against any and all losses, liabilities or expenses ("Losses") (whether or not involving a Third Party Claim (as defined below)) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement, the Stockholders Agreement or the Investors' Rights Agreement (including any certificates delivered in connection herewith or therewith) or (ii) the assertion by any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority ("Person") of any claim against any Person claiming indemnification under any provision of this Section 7.12(a) (an "Indemnified Party") in connection with the matters or transactions that are the subject of or contemplated by this Agreement, the Stockholders Agreement or the Investors' Rights Agreement. The Company shall reimburse each Indemnified Party (whether or not such Indemnified Party is a party to this Agreement) for all expenses (including counsel fees and disbursements) as they are incurred by such Indemnified Party in connection with investigating and preparing or defending any action, suit, proceeding, arbitration or governmental or regulatory authority investigation or audit ("Action or Proceeding") (whether or not such Indemnified Party is a formal party to such Action or Proceeding). If and to the extent that the indemnification hereunder is finally determined by a court or competent jurisdiction to be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws.

            (a) All claims for indemnification by any Indemnified Party under
Section 7.12 will be asserted and resolved as follows:

                  (i) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 7.12 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must deliver a written notification pursuant to this Section 7.12(b) of a Third Party Claim to which indemnity under Section 7.12(a) is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party and for the Indemnified Party's claim against any Person against whom a claim for indemnification is being asserted under any provision of this Rider (the "Indemnifying Party") under Section 7.12(a) (the "Claim Notice") to the Indemnifying Party within thirty (30) Business Days, which for the purpose of this Agreement shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close, after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

                  (ii) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified

Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Loss, which for the purposes of this Agreement shall mean any and all damages, fines, fees, penalties, taxes, deficiencies, diminution in value, losses and expenses, including without limitation, interest, reasonable expenses of investigation, environmental investigation and remediation costs, environmental consulting fees, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include without limitation, all fees and expenses, including, without limitation, fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or
(ii) asserting or disputing any rights under this Agreement or any agreement or document executed in connection herewith against any party hereto or otherwise), suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel satisfactory to the Indemnified Party within five (5) Business Days of receipt of any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) if the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party controls the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include in retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party.

                  (iii) In the event any Indemnified Party should have a claim under Section 7.12(a) against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver written notification pursuant to Section 7.12(b) of a claim for indemnity under this Section 7.12 by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount of, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (the "Indemnity Notice") with reasonable promptness to the Indemnifying Party.

The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except tot he extent that an Indemnifying Party demonstrates that it has been materially prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice (the "Dispute Period") as to whether the Indemnifying Party disputes the claim described in such Indemnity Notice (the "Dispute Notice"), the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 7.12 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Dispute Notice (the "Resolution Period"), such dispute shall be resolved by litigation in a court of competent jurisdiction.

            (b) The indemnification obligations of the Company shall be effective only when the aggregate amount of all Losses by an Indemnified Party, subject to indemnification hereunder exceeds $50,000 (the "Deductible"), in which case the Company shall be liable for all Losses. In no event shall the aggregate amount of indemnity payments by the Company exceed $2,000,000. In no event shall indemnity be recoverable from the Company with respect to any individual Loss unless the amount thereof equals at least $10,000 and no Loss in an amount less than $5,000 shall count toward the Deductible.

      7.13 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series A Preferred. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. Notwithstanding the foregoing, no amendment or waiver under this Agreement shall materially affect the terms of the Series A Preferred without the consent of a majority of the holders of the Series A Preferred.

      7.14 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      7.15 Aggregation of Stock. All shares of the Series A Preferred held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

      7.16 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants, except as specifically set forth herein or therein.

            IN WITNESS WHEREOF, the parties hereto have executed this Series A Convertible PreferredStock Purchase Agreement effective as of date first above written.

                                            FANLINK NETWORKS, INC.


                                            By:_________________________________
                                            Name:  Robert Thorne
                                            Title: President

                                            Address: 235 South 15th Street
                                                     Suite 305
                                                     Philadelphia, PA 19102

[Counterpart Signature Page to Series A Convertible
Preferred Stock Purchase Agreement for Investors]

                               PLANET ZANETT
                               CORPORATE  INCUBATOR, INC.


                               By: _____________________________
                                   Name:  Claudio Guazzoni
                                   Title: President

                               Address: Planet Zanett Corporate Incubator, Inc. c/o The Zanett Group
                                         135 East 57th Street
                                         New York, New York 10022
                                         Attention: Mr. Craig Brumfield

[Counterpart Signature Page to Series A Convertible
Preferred Stock Purchase Agreement for Investors]

                                                   NOLA I, L.L.C.


                                                   By: _________________________
                                                       Name:  Craig Brumfield
                                                       Title: Member

                                                   Address: NOLA I, LLC
                                                   c/o The Zanett Group
                                                   135 East 57th Street
                                                   New York, NY 10022